EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE


                                                        Three Months Ended June 30           Six Months Ended June 30
                                                           1996            1995               1996             1995
                                                      -------------   -------------     --------------    -------------
Primary

Average shares outstanding                              11,346,306      11,201,411         11,295,692       11,204,710

Net effect of dilutive stock options -
   based on the treasury stock
   method using average market price                       376,219         455,327            235,377          334,940
                                                      -------------   -------------     --------------    -------------

Total                                                   11,722,525      11,656,738         11,531,069       11,539,650
                                                      -------------   -------------     --------------    -------------

Net income                                           $   1,044,156    $    775,109     $    1,909,887     $  1,314,340
                                                      =============   =============     ==============    =============

Per share amount                                     $        0.09    $       0.07     $         0.17     $       0.11
                                                      =============   =============     ==============    =============


Fully Diluted

Average shares outstanding                              11,346,306      11,201,411         11,295,692       11,204,710

Net effect of dilutive stock options -
   based on the treasury stock
   method using the quarter-end market price,
   if higher than average market price                     408,431         471,444            246,169          471,444
                                                      -------------   -------------     --------------    -------------

Total                                                   11,754,737      11,672,855         11,541,861       11,676,154
                                                      -------------   -------------     --------------    -------------

Net income                                           $   1,044,156   $     775,109     $    1,909,887    $   1,314,340
                                                      =============   =============     ==============    =============

Per share amount                                     $        0.09   $        0.07     $         0.17    $        0.11
                                                      =============   =============     ==============    =============



                                      12